EXHIBIT 23.15



                         CONSENT OF INDEPENDENT AUDITORS


I consent to the incorporation by reference in the following Registration Statements of my report dated December 3, 1998 with respect to the financial statements of Internet Solutions, LLC included in the Annual Report (Form 10-K) for the year ended December 31, 1999:

         Registration Statement (Form S-8 No. 333-78661) pertaining to the OneMain.com, Inc. Employee Stock Purchase Plan

         Registration Statement (Form S-8 No. 333-78663) pertaining to the OneMain.com, Inc. 1999 Stock Option and Incentive Plan and

         Registration Statement (Form S-8 No. 333-81111) pertaining to the OneMain.com, Inc. 1999 Plan



                                    /s/ Kevin J. Tochtrop,
                                        Certified Public Accountant

Washington, Missouri
March 24, 2000